Exhibit 10.8

COMERICA BANK

CLOSING AGENDA

SOFTWARE BROKERS OF AMERICA, INC.

March 20th, 2009

1.	Amendment No. 7 to Credit Agreement and Waiver (912572)

2.	$30,000,000 Revolving Credit Note (912599)

3.	Tax Indemnification (912823)

4.	Payment of Bank’s Legal Fees (to be invoiced)

Executed as of March 20, 2009

Comerica Bank

Detroit, Michigan

Ladies and Gentlemen:

Reference is made to that certain Amendment No. 7 to Credit Agreement and Waiver (“Amendment”) and $30,000,000 Revolving Credit Note (“Note”) each dated March 20th, 2009, executed by Software Brokers of America, Inc., a Florida corporation (“Borrower”) and Comerica Bank (“Bank”),

The Amendment and Note have been executed by Borrower and delivered to Bank in Florida. It is the Borrower’s understanding that no documentary stamp taxes or intangible personal property taxes are due in connection with the execution and delivery of the Amendment and Note because documentary stamp taxes in the amount of $2450 were paid on the execution and delivery of the Credit Agreement and that certain Revolving Credit Note dated as of August 25, 2005, as subsequently amended and restated by Borrower payable to Bank (and as again amended and restated by the Note). Borrower agrees that in the event the Florida Department of Revenue, or any other governmental agency, should determine at any time that documentary stamp taxes or intangible personal property taxes are required in addition to that which has been paid, to indemnify Bank forthwith and to pay for the cost of the documentary stamp taxes or intangible personal property taxes, together with any interest or penalty that Bank may be called upon to pay.

Borrower further agrees to pay any costs, expense and attorneys’ fees incurred by Bank in connection with the documentary stamp taxes or intangible personal property taxes and any interest or penalty thereon, and that same shall constitute additional indebtedness owed by Borrower to Bank.

Very truly yours,

SOFTWARE BROKERS OF AMERICA, INC.

By:	/s/ Anthony Shalom
Anthony Shalom
Its:	President

STATE OF FLORIDA	)
)
COUNTY OF MIAMI-DADE)

The foregoing instrument was acknowledged before me this 20 th day of March, 2009, by Anthony Shalom, as President of Software Brokers of America, Inc., a Florida corporation, who is personally known to me or who has produced                              as identification.

/s/ Norma Iglesias
NOTARY PUBLIC
Print Name: Norma Iglesias
Serial No. DD 422147
My commission expires: May 27, 2009

THIS REVOLVING CREDIT NOTE RENEWS, EXTENDS AND/OR MODIFIES THAT CERTAIN $30,000,000 REVOLVING CREDIT NOTE DATED NOVEMBER 13, 2008 BY SOFTWARE BROKERS OF AMERICA, INC. PAYABLE TO COMERICA BANK, WHICH RENEWED, REPLACED, EXTENDED AND/OR MODIFIED THAT CERTAIN $30,000,000 REVOLVING CREDIT NOTE DATED AUGUST 17, 2007 BY SOFTWARE BROKERS OF AMERICA, INC. PAYABLE TO COMERICA BANK, WHICH RENEWED, EXTENDED, INCREASED AND/OR MODIFIED THAT CERTAIN $27,500,000 REVOLVING CREDIT NOTE DATED MAY 17, 2007 BY SOFTWARE BROKERS OF AMERICA, INC. PAYABLE TO COMERICA BANK WHICH RENEWED, EXTENDED, INCREASED AND/OR MODIFIED THAT CERTAIN $25,000,000 REVOLVING CREDIT NOTE DATED AUGUST 25, 2005 BY SOFTWARE BROKERS OF AMERICA, INC. PAYABLE TO COMERICA BANK, EVIDENCING AN ORIGINAL PRINCIPAL AMOUNT OF $25,000,000. IN CONNECTION WITH THE ISSUANCE OF THE $25,000,000 REVOLVING CREDIT NOTE, FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $2450 WAS PAID DIRECTLY TO THE FLORIDA DEPARTMENT OF REVENUE CERTIFICATE OF REGISTRATION NO. 38-0477375-16-01. NO ADDITIONAL DOCUMENTARY STAMP TAX IS DUE ON THIS NOTE.

REVOLVING CREDIT NOTE
Daily Adjusting LIBOR Rate
Maturity Date

AMOUNT	NOTE DATE	MATURITY DATE
$30,000,000	March 20th, 2009	Revolving Credit Maturity Date

On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, the undersigned promises to pay to the order of COMERICA BANK (herein called “Bank”), at any office of the Bank in the State of Michigan, the principal sum of THIRTY MILLION DOLLARS ($30,000,000), or so much of said sum as has been advanced and is then outstanding under this Note, together with interest thereon at the Daily Adjusting LIBOR Rate plus the Applicable Margin, except during any period of time during which, in accordance with the terms and conditions of this Note, the Indebtedness hereunder shall bear interest at the Prime Referenced Rate plus the Applicable Margin.

This Note is a note under which advances, repayments and re-advances may be made from time to time, subject to the terms and conditions of this Note and the Loan Agreement. AT NO TIME SHALL THE BANK BE UNDER ANY OBLIGATION TO MAKE ANY ADVANCES TO THE UNDERSIGNED PURSUANT TO THIS NOTE IF AN EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING.

Accrued and unpaid interest on the unpaid principal balance outstanding hereunder shall be payable monthly, in arrears, on the first Business Day of each month, until maturity (whether as stated herein, by acceleration, or otherwise). Interest accruing hereunder shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Daily Adjusting LIBOR Rate or, to the extent applicable, the Prime Referenced Rate on the date of each such change.

From and after the occurrence of any Default hereunder, and so long as any such Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Default hereunder.

In no event shall the interest payable under this Note at any time exceed the maximum rate permitted by law.

The amount and date of each advance hereunder, its applicable interest rate and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve the undersigned of its/their obligations to repay Bank all amounts payable by the undersigned to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

In the event that the Daily Adjusting LIBOR Rate is not available to the undersigned as the basis for the applicable interest rate hereunder for the principal Indebtedness outstanding hereunder in accordance with the terms of this Note, the Prime Referenced Rate plus the Applicable Margin shall be the applicable interest rate hereunder in respect of such Indebtedness for such period, subject in all respects to the terms and conditions of this Note.

In the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Note.

All payments to be made by the undersigned to Bank under or pursuant to this Note shall be in immediately available United States funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected.

The undersigned may prepay all or part of the outstanding balance of any Indebtedness hereunder at any time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid.

If, at any time, Bank determines that, (a) Bank is unable to determine or ascertain the Daily Adjusting LIBOR Rate, or (b) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank, or (c) the Daily Adjusting LIBOR Rate plus the Applicable Margin will not accurately or fairly cover or reflect the cost to Bank of maintaining any of the Indebtedness under this Note based upon the Daily Adjusting LIBOR Rate, then Bank shall forthwith give notice thereof to the undersigned. Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, the Prime Referenced Rate plus the Applicable Margin shall be the applicable interest rate for all Indebtedness hereunder during such period of time.

If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its LIBOR Lending Office) to make or maintain any of the Indebtedness under this Note with interest based upon the Daily Adjusting LIBOR Rate, Bank shall forthwith give notice thereof to the undersigned. Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, the Prime Referenced Rate plus the Applicable Margin shall be the applicable interest rate for all Indebtedness hereunder during such period of time.

If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation (whether domestic or foreign) of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof: (a) shall subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office), or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting this Note or the Indebtedness hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

This Note and any other indebtedness and liabilities of any kind of the undersigned to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced and whether incurred voluntarily or involuntarily, known or unknown, or originally payable to the Bank or to a third party and subsequently acquired by Bank including, without limitation, any late charges; loan fees or charges; overdraft indebtedness; costs incurred by Bank in establishing, determining, continuing or defending the validity or priority of any security interest, pledge or other lien or in pursuing any of its rights or remedies under any loan document (or otherwise) or in connection with any proceeding involving the Bank as a result of any financial accommodation to the undersigned; and reasonable costs and expenses of attorneys and paralegals, whether inside or outside counsel is used, and whether any suit or other action is instituted, and to court costs if suit or action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise (collectively “Indebtedness”) are secured by and the Bank is granted a security interest in and lien upon all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively “Collateral”). Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned’s principal dwelling or in any of the undersigned’s real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the undersigned has (have) given or gives Bank a deed of trust or mortgage covering California real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned, unless expressly provided to the contrary in another place, or (iii) if the undersigned has (have) given or gives the Bank a deed of trust or mortgage covering real property which, under Texas law, constitutes the homestead of such person, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned unless expressly provided to the contrary in another place.

Upon the occurrence and at any time during the continuance or existence of any Event of Default, Bank may, at its option and without prior notice to the undersigned, declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned, charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned or given to it under applicable law.

The undersigned authorizes the Bank to charge any accounts of the undersigned with the Bank for any and all sums due hereunder when due; provided, however, that such authorization shall not affect any of the undersigned’s obligation to pay to the Bank all amounts when due, whether or not any such account balances that are maintained by the undersigned with the Bank are insufficient to pay to the Bank any amounts when due, and to the extent that are insufficient to pay to the Bank all such amounts, the undersigned shall remain liable for any deficiencies until paid in full.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns.

The undersigned waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agrees that no extension or indulgence to the undersigned or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waives all defenses or right to discharge available under Section 3-605 of the Michigan Uniform Commercial Code and waives all other suretyship defenses or right to discharge. The undersigned agrees that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agrees that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

The undersigned agrees to reimburse Bank, or any other holder or owner of this Note, for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

The undersigned acknowledges and agrees that there are no contrary agreements, oral or written, establishing a term of this Note and agrees that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, endorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

For the purposes of this Note, the following terms have the following meanings:

“Applicable Margin” means four percent (4.0%) per annum.

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan, and, in respect of notices and determinations relating to the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:

(a)	for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the principal amount outstanding hereunder and for a period of one (1) month;

divided by

(b)	1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category;

provided, however, in no event and at no time shall the Daily Adjusting LIBOR Rate be less than two percent (2.00%) per annum.

“Event of Default” is defined in the Loan Agreement.

“LIBOR Lending Office” means Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to the undersigned.

“Loan Agreement” means that certain Credit Agreement dated August 25, 2005, as amended between the undersigned and Bank.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime Referenced Rate” means a per annum interest rate which is equal to the Prime Rate, but in no event less than two and one-half percent (2.50%) per annum.

“Revolving Credit Maturity Date” is defined in the Loan Agreement.

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 25% PER ANNUM OR THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS.

THE UNDERSIGNED AND BANK, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

This Note amends, restates, supersedes and replaces that certain Revolving Credit Note dated as of November 13, 2008, made in the principal amount of $30,000,000 by the undersigned payable to Bank (“Prior Note”), and the initial advance under this Note shall be deemed first applied, to the extent necessary, to repay the existing indebtedness of the undersigned to Bank under the Prior Note; provided, however, the execution and delivery by the undersigned of this Note shall not, in any manner or circumstance, be deemed to be a novation of or to have terminated, extinguished or discharged any of the undersigned’s indebtedness evidenced by the Prior Note, all of which indebtedness shall continue under and shall hereinafter be evidenced and governed by this Note.

SOFTWARE BROKERS OF AMERICA, INC.

By:	/s/ Anthony Shalom
SIGNATURE OF

Its:	CEO
TITLE (if applicable)

For Bank Use Only				CCAR#

LOAN OFFICER INITIALS JRM	LOAN GROUP NAME MMB3- Florida	BASE RATE INDEX 20128	OBLIGOR NAME Software Brokers of America, Inc.

LOAN OFFICER ID. NO.	LOAN GROUP NO.	OBLIGOR NO.	NOTE NO.	AMOUNT $30,000,000

AMENDMENT NO. 7 TO CREDIT AGREEMENT AND WAIVER

This Amendment No. 7 to Credit Agreement and Waiver (“Amendment”) executed as of March 20th, 2009 by and between Software Brokers of America, Inc., a Florida corporation (“Company”) and Comerica Bank (“Bank”).

RECITALS:

A. Company and Bank entered into that certain Credit Agreement dated August 25, 2005, as previously amended (“Agreement”).

B. Company and Bank desire to amend the Agreement as set forth below.

C. Company has requested that Bank waive certain existing Events of Default.

NOW, THEREFORE, Company and Bank agree as follows:

1. Company has advised Comerica Bank (“Bank”) that it failed to comply with the provisions of Section 6.11 (Senior Debt to Tangible Effective Net Worth Ratio), Section 6.12 (Tangible Effective Net Worth) and Section 6.13 (Net Income) of the Credit Agreement as of December 31, 2008 (“Covenant Violations”). Company has requested that the Bank waive any Event of Default under the Loan Documents resulting from the Covenant Violations. The Bank hereby waives the Covenant Violations (“Waiver”). The Waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement or any of the other Loan Documents, or to constitute a waiver or release by any of the Bank of any right, remedy or Event of Default under the Credit Agreement or any of the other Loan Documents, except to the extent expressly set forth above. Furthermore, this Waiver shall not affect in any manner whatsoever any rights or remedies of the Bank with respect to any other non-compliance by the Company with the Credit Agreement or the other Loan Documents whether in the nature of an Event of Default or otherwise, and whether now in existence or subsequently arising.

2. The definition of “Borrowing Base” set forth in Section 1 of the Agreement is amended to read as follows:

“‘Borrowing Base’ shall mean, as of any date of determination, an amount equal to the sum of

(i) eighty five percent (85%) of Eligible Accounts,

(ii) the sum of

(A) sixty seven and one half percent (67.5%) of Eligible Insured Foreign Accounts, plus

(B) the lesser of

(1) eighty five percent (85%) of Eligible Insured Foreign Accounts minus the amount of clause (A) of this part (ii,) or

(2) $2,000,000, and

(iii) the lesser of

(A) an amount equal to the sum of (1) sixty percent (60%) of Eligible Inventory plus (2) sixty percent (60%) of the aggregate undrawn face amount of outstanding Eligible Commercial Letters of Credit, or

(B) $14,000,000.

In no case may the Borrowing Base include reliance on account of both the Eligible Inventory purchased with an Eligible Commercial Letter of Credit and the Eligible Commercial Letter of Credit”.

3. The definition of “Revolving Credit Note” set forth in Section 1 of the Agreement is amended to read as follows:

“‘Revolving Credit Note’ shall mean the Revolving Credit Note dated March         , 2009 made in the principal amount of $30,000,000 by Company payable to Bank, as may be amended, restated, supplemented or replaced from time to time, a copy of which is annexed hereto as Exhibit ‘B’.”

4. The definitions of “EBITDA” and “Foreign A/R Insurance Reserve” are added to Section 1 of the Agreement to read as follows:

“EBITDA” shall mean as of any date of determination, Company’s Net Income for the applicable measuring period ending on such date, plus, to the extent deducted in determining Net Income, Company’s interest expense, income tax expense and depreciation and amortization expense for such period, less Company’s interest income for such period, plus Company’s foreign currency adjustment loss for such period (or minus Company’s foreign currency adjustment gain for such period), plus Company’s foreign currency translation loss for such period (or minus Company’s foreign currency translation gain for such period), all as determined in accordance with GAAP.”

“‘Foreign A/R Insurance Reserve” shall mean $300,000.”

5. Section 2.2 of the Agreement is amended to read as follows:

“2.2 In addition to direct Advances under the Revolving Credit Note to be provided to Company by Bank under Section 2.1 of this Agreement, so long as no Default or Event of Default has occurred and is continuing, Bank further agrees to issue, or commit to issue, from time to time from the date hereof through the date which is thirty (30) days prior to the Revolving Credit Maturity Date, commercial letters of credit and standby letters of credit for the account of Company (herein individually called a ‘Letter of Credit’ and collectively ‘Letters of Credit ’) in aggregate undrawn amounts not to exceed Two Million Dollars

($2,000,000) at any one time outstanding; provided, however, that the sum of the aggregate amount of Advances under the Revolving Credit Note plus the Letter of Credit Reserve plus the Foreign A/R Insurance Reserve shall not exceed the lesser of the Revolving Credit Commitment Amount or the Borrowing Base at any time; and provided further that no Letter of Credit shall, by its terms, have an expiration date which extends beyond the Revolving Credit Maturity Date. In addition to the terms and conditions of this Agreement, the issuance of any Letters of Credit shall also be subject to the terms and conditions of any letter of credit applications and agreements executed and delivered by Company to Bank with respect thereto.

With respect to each commercial Letter of Credit, and in addition to Bank’s other applicable standard letter of credit fees, Company shall pay Bank (i) a letter of credit issuance fee equal to the greater of (A) $150.00 or (B) 1/8th percent (0.125%) of the face amount of the Letter of Credit for each ninety (90) day period (or portion thereof) commencing with the date of issuance of such letter of credit and ending on the expiry date of the Letter of Credit and (ii) a negotiation fee equal to the greater of (y) $150.00 or (z) 1/8th percent (0.125%) of the face amount of each presentation for draw made thereunder. The fees under the prior sentence shall be payable upon demand by Bank.

With respect to each standby Letter of Credit, and in addition to Bank’s other standard letter of credit fees, Company shall pay Bank annually per annum letter of credit fee equal to the greater of (A) $500.00 or (B) two percent (2%) of the face amount of such Letter of Credit annually in advance.”

6. Section 2.3 of the Agreement is amended to read as follows:

“2.3 Company warrants and agrees that the aggregate, outstanding, direct Advances, plus the Letter of Credit Reserve, plus the Foreign A/R Insurance Reserve shall never exceed the lesser of (i) the Revolving Credit Commitment Amount and (ii) the Borrowing Base. If the limitations in the prior sentence, are exceeded at any time, Company shall immediately pay Bank sums sufficient to reduce the aggregate, outstanding, direct Advances by the amount of such excess; provided, however, if the limitations in the prior sentence are exceeded solely as a result of any fee or expense charged by Bank as an Advance (if any), such sums sufficient to reduce the aggregate, outstanding, direct Advances by the amount of such excess shall be due one (1) Business Day after demand by Bank.”

7. Section 2.8 of the Agreement is amended to read as follows:

“2.8 The aggregate principal amount at any time outstanding under the Revolving Credit Note, plus the Letter of Credit Reserve, plus the Foreign A/R Insurance Reserve shall never exceed the lesser of (i) the Revolving Credit Commitment Amount, or (ii) the Borrowing Base. Company shall immediately make all payments necessary to comply with this provision.”

8. Section 2.13 of the Agreement is amended to read as follows:

“2.13 [Intentionally deleted.]”

9. Section 6.1 (d) of the Agreement is amended to read as follows:

“(d) (i) within ten (10) days after and as of the end of each month, (A) the monthly aging of Company’s Accounts on an invoice date basis, and (B) the monthly aging of Company’s accounts payable on an invoice date basis, and (C) a report of insurance with respect to Eligible Insured Foreign Accounts in form reasonably satisfactory to Bank; and (ii) every two weeks, an inventory report for Company and the Designated Affiliates in form reasonably satisfactory to Bank;”

10. Section 6.1(e) of the Agreement is amended to read as follows:

“(e) within ten (10) days after the end of each month, a borrowing base certificate in the form annexed hereto as Exhibit “C”, with appropriate insertions certified by an authorized officer of Company as being correct and accurate to the best of such officer’s knowledge; and two weeks after the end of each month, an update to the borrowing base certificate in the form annexed hereto as Exhibit “C-l”, with appropriate insertions certified by an authorized officer of Company as being correct and accurate to the best of such officer’s knowledge; and”

11. Section 6.11 of the Agreement is amended to read as follows:

“6.11 Maintain as of the end of each month, commencing March 31, 2009, EBITDA for the fiscal year-to-date period ending on such date of not less than the following as of the dates set forth below:

March 31, 2009	$1,704,600
April 30, 2009	$2,429,200
May 31, 2009	$3,257,000
June 30, 2009	$4,331,900
July 31, 2009	$5,063,500
August 31, 2009	$5,818,500
September 30, 2009	$6,869,700
October 31, 2009	$7,792,500
November 30, 2009	$8,834,000
December 31, 2009	$9,365,000”

12. Section 6.12 of the Agreement is amended to read as follows:

“6.12 [Intentionally deleted.]”

13. Section 6.13 of the Agreement is amended to read in its entirety as follows:

“6.13 (a) Maintain as of the end of each fiscal quarter of Company commencing with the fiscal quarter ending March 31, 2009, Net Income for the fiscal year-to-date period ending on such date of not less than the following as of the dates set forth below:

March 31, 2009	$706,500
June 30, 2009	$1,917,300
September 30, 2009	$3,079,000
December 31, 2009	$4,217,900”

(b) Cause the Guarantor to maintain as of the end of each fiscal quarter of Guarantor, commencing with the fiscal quarter ending March 31, 2009, Net Income for the fiscal year-to-date period ending on such date of not less than the following as of the dates set forth below:

March 31, 2009	- $	500,000
June 30, 2009		$0
September 30, 2009		$0
December 31, 2009		$0.”

14. Section 7.11 of the Agreement is amended to read as follows:

“7.11 Make or allow to remain outstanding any Investment except the following permitted Investments (all of the exceptions set forth below being subject to the provisions of Section 7.13 of this Agreement):

(a) Investments of cash in cash equivalents and any extensions, renewals or reinvestments thereof;

(b) sales of inventory on open account (or otherwise on credit) and in the ordinary course of business and Investments in the form of notes or other similar instruments evidencing or supporting the obligation of an Account Debtor received in connection with such sales;

(c) deposits made in the ordinary course of business in order to obtain goods or services;

(d) existing Investments described in attached Schedule 7.11 and any extensions, renewals or reinvestments thereof (excluding any increases thereof);

(e) Investments received in settlement of amounts due or owing to Company as a result of insolvency proceedings or other disputes involving an Account Debtor or upon the foreclosure or enforcement of any lien in favor of Company;

(f) loans and advances to employees of Company that constitute Investments so long as the aggregate amount outstanding does not exceed US $75,000 at any time; and

(g) loans or advances to Intcomex or any other Affiliate of Company the proceeds of which are used by Intcomex or such Affiliate solely to pay interest expense or taxes;

(h) existing loans or advances to Intcomex the proceeds of which were used by Intcomex solely to pay sundry expenses, plus additional loans or advances to the Intcomex after the date hereof not to exceed US $1,000,000 in the aggregate per fiscal year of Company, the proceeds of which are used by Intcomex solely to pay sundry expenses; and

(i) additional Investments (other than loans or advances to Intcomex or any Affiliate or Investments in Affiliates) not to exceed US $100,000 in the aggregate.

15. Exhibit “B” of the Agreement is amended to read in the form annexed hereto as Exhibit “B”.

16. The Waiver shall be effective as of the date of this Amendment; provided, however, the amendments set forth in paragraphs 2 through 15 of this Amendment shall not be deemed effective unless and until the Bank has received drafts of the audit reports required under Section 6.1 (a) and (b) of the Agreement for the fiscal year ending December 31, 2008, in form and substance satisfactory to Bank and Bank has received all other loan documents, if any, listed on the Closing Agenda of even date herewith, duly executed by the parties thereto,

17. Company will reimburse the Bank for all costs and expenses, including reasonable attorneys’ fees, incurred by the Bank in connection with the preparation of this Amendment and the documents, instruments and agreements executed in connection herewith.

18. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect, the liability of the Company howsoever arising or provided for in the Agreement, as hereby modified or amended, is hereby reaffirmed.

19. The Company hereby represents and warrants that, after giving effect to the amendments and the Waiver contained herein; (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 5.1 through 5.5 and 5.7 through 5.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 5.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement), or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default, has occurred and is continuing as of the date hereof.

20. Company hereby waives, discharges, and forever releases Bank and the Bank’s employees, officers, directors, attorneys, stockholders and successors and assigns (collectively, the “Released Parties”), from and of (i) any and all claims, causes of action, allegations or assertions that Company and/or Guarantor has or may have had against any or all of the Released Parties arising under or in connection with the financial arrangements between Company under Agreement and/or any of the other Loan Documents (as defined in the Credit Agreement) at any time up through and including the date of this Amendment, and (ii) any and all other claims, causes of action, allegations or assertions that Company has or may have had against any or all of the Released Parties at any time up through and including the date of this Amendment, and which are known to Company (collectively, the “Known Claims”), regardless if any such Known Claims arose as a result of Bank’s actions or omissions in connection with the financial arrangements between Company and Bank, any amendments, extensions, or modifications thereto, or Bank’s administration of those financial arrangements.

WITNESS the due execution hereof on the date and year first above written.

COMERICA BANK	SOFTWARE BROKERS OF AMERICA, INC.

By:	By:	/s/ Anthony Shalom
Anthony Shalom
Its:		Its: President

Acknowledgement

The above Amendment is hereby acknowledged by the undersigned Guarantor as of March 20th, 2009:

INTCOMEX, INC.

By:	/s/ Anthony Shalom
Anthony Shalom
Its:	CEO

EXHIBIT “B”